UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     March 29, 2018________________

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35930	20-0645710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5020 WESTON PARKWAY, SUITE 400 CARY, NORTH CAROLINA	27513
(Address of principal executive offices)	(Zip Code)

(919) 677-3900
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 ITEM 8.01    Other Events.

On March 29, 2018, Ply Gem Holdings, Inc., a Delaware corporation (the “Company”), announced that the previously announced acquisition pursuant to the Agreement and Plan of Merger, dated as of January 31, 2018, with Pisces Midco, Inc., a Delaware corporation (“Parent”), and Pisces Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), whereby Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, is expected to close on April 12, 2018, subject to customary closing conditions.
In addition, on March 29, 2018, Ply Gem Industries, Inc. (the “Issuer”), a wholly owned subsidiary of the Company, issued a supplemental conditional notice of full redemption (the “Supplemental Notice”) pursuant to the indenture governing its 6.50% Senior Notes due 2022 (the “6.50% Senior Notes”), which supplements the conditional notice of full redemption issued on March 9, 2018 (together with the Supplemental Notice, the “Conditional Notice of Redemption”). The Supplemental Notice notifies the holders of the 6.50% Senior Notes that the redemption date of the 6.50% Senior Notes will be delayed from April 9, 2018 to April 12, 2018 (the “New Redemption Date”) and provides for the Issuer’s redemption, subject to the conditions as set forth in the Conditional Notice of Redemption, of all of its outstanding 6.50% Senior Notes on the New Redemption Date at a redemption price equal to 103.250% of the principal amount of the 6.50% Senior Notes, plus accrued and unpaid interest thereon to, but not including the New Redemption Date.
Forward-Looking Statements

Statements made in this Current Report on Form 8-K may contain certain statements that are not historical facts, including the Company’s plans to consummate the Merger and the related financing transactions, as well as the terms and conditions of such transactions and the timing thereof. Those statements constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the results expressed in or implied by our forward-looking statements, including (i) conditions to the closing of the transaction may not be satisfied; (ii) the transaction may involve unexpected costs, liabilities or delays; (iii) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (iv) the outcome of any legal proceedings related to the transaction; (v) the Company may be adversely affected by other economic, business, and/or competitive factors; (vi) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (vii) other risks to consummation of the transaction, including with respect to the financing and the risk that the transaction will not be consummated within the expected time period or at all; and (viii) other factors discussed in our news releases, public statements and/or filings with the Securities and Exchange Commission, including our most recent Annual and Quarterly Reports on Form 10-K and Form 10-Q. Many of these factors are outside of our control and all of these factors are difficult or impossible to predict accurately. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 29, 2018

PLY GEM HOLDINGS, INC.

By: /s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Executive Vice President, Chief Financial Officer and Secretary